SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 6, 2004

METAPHOR CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
580 Second Street, Suite 102
Encinitas, CA 92024
(Address of principal executive offices)
760-230-2300
(Registrant’s Telephone Number)

ABCI HOLDINGS, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 6, 2004, ABCI Holdings, a Delaware corporation (“ABCI”), consummated a merger (the "Reincorporation Merger") with and into Metaphor Corp., a Nevada corporation (“Metaphor”), a new corporation formed exclusively for the purpose of effectuating the Reincorporation Merger, in order to reincorporate from the State of Delaware to the State of Nevada (the "Reincorporation"). The Reincorporation Merger was effected pursuant to an Agreement and Plan of Merger entered into between ABCI and Metaphor on December 6, 2004. The Reincorporation was submitted to vote of, and approved by a majority of ABCI’s shareholders at a meeting held on November 4, 2004. As a result of the Reincorporation Merger, and subsequent to the appropriate filings with the States of Nevada and Delaware, the legal domicile of the company is now Nevada.

Since the Reincorporation Merger is now complete, each outstanding share of the authorized Common and Preferred Stock of ABCI will be automatically converted into one fully paid and non-assessable share of Common Stock or Preferred Stock of Metaphor.

Each outstanding certificate representing shares of the ABCI stock will continue to represent the same number of shares of Metaphor Capital Stock, and such certificates will be deemed for all corporate purposes to evidence ownership of shares of Metaphor. It will not be necessary for the company's shareholders to exchange their existing ABCI stock certificates for stock certificates of metaphor.

Metaphor will assume and continue the Company's stock option plans, if any, and the outstanding and unexercised portion of all options to purchase stock of the Company including without limitation all options outstanding under such stock plan, shall be converted into options of Metaphor, such that one option for shares of ABCI shall be converted into one option for an equal number of shares of Metaphor. The Company's other employee benefit plans and arrangements will also be continued by Metaphor upon the same terms and conditions existing before the Reincorporation.

Pursuant to the Agreement and Plan of Merger, the directors and officers of ABCI in office immediately prior to the Reincorporation Merger continue to serve as the directors and officers of Metaphor. The Company's common stock continues to be quoted on the OTC BB under the symbol “ABCI,” pending the issuance of a new symbol from the NASD which has already been requested (see Item 8.01 for more information). A copy of the form of Agreement and Plan of Merger is filed as an exhibit to this Form 8-K, and statements herein regarding the Agreement and Plan of Merger are qualified by reference to the complete Agreement and Plan of Merger.

Additionally, the contents, together with any and all exhibits, of SCHEDULE 14C INFORMATION STATEMENT (“Schedule 14C”) filed on November 17, 2004, Accession Number 0001300248-04-000097, are incorporated by reference herein.

ITEM 3.03.    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Prior to the Reincorporation Merger, the Company's corporate affairs were governed by the corporate law of the State of Delaware, and its Certificate of Incorporation and By-laws (the "Delaware Charter and By-laws"), each of which were adopted under Delaware law.

Pursuant to the Agreement and Plan of Merger described above, and as a result of the consummation of the Reincorporation Merger, the Articles of Incorporation and the Bylaws of Metaphor (the “Nevada Charter and Bylaws”) became the Articles of Incorporation and Bylaws of the surviving corporation. Accordingly, the constituent instruments defining the rights of holders of the Company's common stock will now be the Nevada Charter and Bylaws, copies of which are filed as exhibits to this Form 8-K, rather than the Delaware Charter and By-laws. Additionally, as a result of the Reincorporation Merger, Nevada corporate law will generally be applicable in the determination of the rights of stockholders of the company under state corporate laws.

A description of the general effects of the replacement of the Delaware Charter and By-laws with the Nevada Charter and Bylaws and the applicability of Nevada corporate law rather than Delaware corporate law in the determination of the rights of stockholders of the company, has previously been reported by the Company in its Schedule 14C, which is incorporated by reference herein.

ITEM 8.01.    OTHER EVENTS

At a special meeting of shareholders held November 4, 2004, a majority of the Registrant’s shareholders voted in favor of Reincorporation Merger, including a reverse stock split. The ratio of the reverse split shall be one new share for two hundred old shares. By way of Resolution, The Board of Directors set the record date for the stock split as December 20, 2004. In addition, and also on December 20, 2004, the Registrant expects to begin trading under a new symbol that will reflect the new name of the Registrant.

On a pre-split basis, the Registrant had 100,000,000 shares of common stock issued and outstanding. The reverse stock split reduced the number of shares of common stock outstanding to approximately 500,000. The reverse stock split affects all Registrant common stock outstanding immediately prior to the effective time of the reverse stock split.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

2.1	Agreement and Plan of Merger, between ABCI and Metaphor dated as of December 6, 2004.

3.1    Articles of Incorporation of the Registrant.

3.2    By-laws of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2004                  Metaphor Corp.

             By: ___/s/ Mark Baum____
            Mark L. Baum
            Chief Executive Officer